EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of ChineseInvestors.com (the "Company"), that, to his or her knowledge, the Amendment to Quarterly Report of the Company on Form 10-Q for the period ended August 31, 2016 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: October 25, 2016

/s/  Wei Wang

Wei Wang

Chief Executive Officer

Dated: October 24, 2016

/s/ Paul Dickman

Paul Dickman, CPA

Chief Financial Officer